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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 12, 2001


                                RADIOLOGIX, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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
       DELAWARE                           000-23311                           75-2648089
(STATE OF INCORPORATION)            (COMMISSION FILE NUMBER)         (IRS EMPLOYER IDENTIFICATION NO.)


3600 CHASE TOWER, 2200 ROSS AVENUE DALLAS, TEXAS                               75201
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                               (ZIP CODE)
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REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (214) 303-2776






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ITEM 5. OTHER EVENTS

         On December 12, 2001, Radiologix, Inc. (the "Company") announced that it completed a private placement of $160.0 million aggregate principal amount of
10.5 percent Senior Notes due 2008 at a price of 100.0 percent of face value.

         On December 12, 2001, the Company announced that it confirmed and added to the financial guidance for fiscal year 2002 that it discussed during its third quarter earnings conference call in early November. In addition to confirming existing fiscal year 2002 guidance, the Company said that it anticipates that diluted earnings per share (EPS) will grow at least 15 percent compared to fiscal year 2001 EPS guidance of $0.70 to $0.75.

         The Company also announced that it has arranged a $35 million Revolving Credit Facility through General Electric Capital Corporation for general corporate purposes. The three-year Revolving Credit Facility bears interest according to a grid based on credit statistics, ranging from LIBOR plus 3.00 percent to LIBOR plus 3.50 percent.

         The entire text of the Company's press release is incorporated by reference herein and a copy of the press release has been filed as an exhibit to this report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c) EXHIBITS

99.1     Press Release dated December 12, 2001

99.2     Press Release dated December 12, 2001

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             RADIOLOGIX, INC.

December 14, 2001                            By:  /s/ Mark L. Wagar
                                                -------------------------------
                                                Mark L. Wagar
                                                Chairman of the Board
                                                and Chief Executive Officer


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                                INDEX TO EXHIBITS


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
EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
99.1              Press Release dated December 12, 2001.

99.2              Press Release dated December 12, 2001.
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